Exhibit 16.1

                         Tel: 604 688 5421           BDO Canada LLP
BDO LOGO                 Fax: 604 688 5132           600 Cathedral Place
                         www.bdo.ca                  925 West Georgia Street
                                                     Vancouver BC V6C 3L2 Canada


April 28, 2010

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

We have been furnished with a copy of the disclosure in the section "Changes in Registrants' Certifying Accountant" as included in Item 4.01 of the Form 8K dated March 10, 2010 of our former client, Yellowcake Mining Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,


/s/ BDO Canada LLP
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Chartered Accountants







BDO Canada LLP, a Canadian limited liability partnership, is a member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.